Exhibit 99.1

MONEYLION REPORTS RECORD FOURTH QUARTER AND
FULL YEAR 2021 RESULTS, TARGETING BREAKEVEN ADJUSTED EBITDA EXITING 2022

Record Quarterly & Full Year Net Revenue, up 146% and 115% year over year

Accelerating Customer Growth with Total Customers up 129% year over year

Completed Acquisition of Creator Network and Content Platform MALKA Media Group

NEW YORK – (BUSINESS WIRE) – March 10, 2022 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), an award-winning, data-driven, digital financial platform, today announced financial results for the fourth quarter and full year ended December 31, 2021. MoneyLion will host a conference call and webcast at 8:30 a.m. ET today. An earnings presentation and link to the webcast are available at investors.moneylion.com.

“With triple-digit revenue growth, Q4 was a strong finish to a breakout year for MoneyLion on many levels,” said Dee Choubey, co-founder and CEO of MoneyLion. “We reported record annual results, with net revenue of $171.1 million in 2021, up 115% year over year from $79.4 million in 2020 and strong growth in all of our key operating metrics, with triple digit increases in customers and originations in 2021. We finished the year with 3.3 million customers, up 129% year over year, $1.1 billion in originations, up 165% year over year, and a record 8.0 million total products used by our customers, up 79% versus the prior year.”

Financial Results Summary (1)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
GAAP
Total revenues, net	$55,562	$22,550	146%	$171,111	$79,411	115%
Gross profit	35,656	13,959	155%	104,185	40,620	156%
Net loss	(27,635)	(30,434)	—	(164,875)	(41,587)	—

Non-GAAP
Adjusted Revenue	$54,000	$25,451	112%	$164,934	$76,053	117%
Adjusted Gross Profit	35,640	14,197	151%	104,283	38,580	170%
Adjusted EBITDA	(31,876)	(13,166)	—	(67,197)	(25,044)	—
Adjusted Net Loss	(33,999)	(14,097)	—	(75,768)	(29,102)	—

(in millions)
Key Operating Metrics
Total Customers	3.3	1.4	129%	3.3	1.4	129%
Total Originations	$386	$155	149%	$1,086	$410	165%
Total Products	8.0	4.5	79%	8.0	4.5	79%

“In September, we successfully completed our public listing on the New York Stock Exchange under the ticker ‘ML’, providing us with a fortified balance sheet and the growth capital needed to execute our vision. We also announced two transformative acquisitions in the fourth quarter of this year. Our acquisition of creator network and content platform MALKA Media Group was completed in November, and our acquisition of Even Financial, the category-leading embedded finance marketplace, was completed last month,” continued Choubey.

“Looking ahead, MoneyLion is incredibly well positioned to deliver on our fintech 3.0 strategy. The combination of MoneyLion’s powerful, digital financial platform, Even’s embedded finance marketplace and infrastructure and MALKA’s creator network and content platform truly enables us to achieve the full potential of our mission: providing financial access and advice to all consumers,” said Choubey.

Financial Results *(1)

Total GAAP net revenue of $55.6 million in the fourth quarter of 2021 and $171.1 million for full year 2021 increased 146% and 115%, respectively, from the corresponding prior year periods. Adjusted Revenue of $54.0 million for the fourth quarter and $164.9 million for the full year were up 112% and 117%, respectively, from the prior year corresponding periods.

Gross profit of $35.7 million in the fourth quarter of 2021 and $104.2 million for full year 2021 increased 155% and 156%, respectively. Adjusted Gross Profit of $35.6 million for the fourth quarter and $104.3 million for the full year were up 151% and 170%, respectively, from the prior year corresponding periods.

MoneyLion recorded a GAAP net loss of $27.6 million for the fourth quarter of 2021 and $164.9 million for full year 2021, versus losses of $30.4 million and $41.6 million, respectively, from the prior year corresponding periods. Adjusted EBITDA was ($31.9) million for the fourth quarter and ($67.2) million for the full year 2021, versus ($13.2) million and ($25.0) million, respectively, from the prior year corresponding periods. Adjusted Net Loss was $34.0 million for the fourth quarter of 2021 and $75.8 million for full year 2021, when adjusted for the following non-operating costs:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net loss	$(27,635)	$(30,434)	$(164,875)	$(41,587)
Add back:
Change in fair value of warrant liability	(14,656)	14,647	39,629	14,419
Change in fair value of subordinated convertible notes	-	4,000	41,877	4,000
Change in fair value of contingent consideration from mergers and acquisitions	6,229	-	6,229	-
Stock-based compensation	2,613	568	5,039	1,650
One-time transaction related expenses	2,266	50	10,409	50
Other one-time expenses	537	247	(1,358)	775
Less:
Origination financing cost of capital	(3,354)	(3,174)	(12,718)	(8,409)
Adjusted Net Loss	$(33,999)	$(14,097)	$(75,768)	$(29,102)
Add back:
Depreciation and amortization expense	890	297	2,392	1,108
Interest expense related to corporate debt	1,232	634	6,179	2,950
Adjusted EBITDA	$(31,876)	$(13,166)	$(67,197)	$(25,044)

Customer, Origination, and Product Growth

MoneyLion continued to add record numbers of customers, originations and products for the fourth quarter and full year 2021. Total Customers grew 129% to 3.3 million for the fourth quarter and full year. Total Products of 8.0 million was up 79%, compared to 4.5 million in 2020. Total Originations of $386 million for the fourth quarter and $1.1 billion for the full year 2021, were up 149% and 165%, respectively, compared to the same periods last year.

2022 Financial Guidance:

For the full year 2022, MoneyLion expects:

●	Adjusted Revenue of approximately $325 to $335 million

●	Adjusted Gross Profit margin of approximately 60% to 65%

●	Adjusted EBITDA of approximately ($50) to ($45) million

●	Targeting to exit 2022 with breakeven Adjusted EBITDA

For the first quarter of 2022, MoneyLion expects:

●	Adjusted Revenue of $60 to $65 million

●	Adjusted Gross Profit margin of 60% to 65%

●	Adjusted EBITDA of ($25) to ($20) million

(1)	Adjusted Revenue, Adjusted Gross Profit, Adjusted EBITDA and Adjusted Net Loss are non-GAAP measures. Refer to the definitions in the discussion of non-GAAP financial measures and the accompanying reconciliation below.

Conference Call

MoneyLion will hold a conference call today at 8:30 a.m. ET to discuss its fourth quarter and full year results. A live webcast will be available here and on MoneyLion’s Investor Relations website at investors.moneylion.com. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion fourth quarter and full year 2021 earnings call. An operator will register your name and organization.

Toll-free dial-in number: 1-877-502-7184

International dial-in number: 1-201-689-8875

Following the call, a replay of the webcast, as well as a transcript, will be available on the same website.

*	Based on information available to MoneyLion as of the date of this release and subject to the completion of its quarterly and annual financial closing procedures and review and completion of the year end audit by MoneyLion’s independent registered public accounting firm.

About MoneyLion

MoneyLion offers a personalized, all-in-one, digital financial platform that provides convenient, low-cost access to banking, borrowing and investing solutions tailored for its customers, rooted in data, and delivered through its proprietary technology platform. Since its launch in 2013, MoneyLion has engaged with millions of hard-working Americans, using innovative, data-driven approaches to address its customers’ individual life inflection points and financial circumstances. From a single app, members can get a 360-degree snapshot of their financial lives and have access to personalized tips and tools to build and improve their credit and achieve everyday savings. MoneyLion is headquartered in New York City, with offices in Jersey City, Kuala Lumpur, Malaysia, Santa Monica and Sioux Falls. MoneyLion has achieved various awards of recognition including the 2020 Forbes FinTech 50, Aite Group Best Digital Wealth Management Multiproduct Offering, Finovate Award for Best Digital Bank 2019, Benzinga FinTech Awards winner for Innovation in Personal Finance 2019 and the Webby Awards 2019 People’s Voice Award.

For more information about the company, visit www.moneylion.com. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on Twitter.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things, factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control, including the COVID-19 pandemic; intense and increasing competition in the industries in which MoneyLion and its subsidiaries, including Malka Media Group LLC (“MALKA”), operate, and demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s reliance on third parties to provide services; MoneyLion’s ability to service loans or advances properly and the performance of the loans and other receivables originated through MoneyLion’s platform; MoneyLion’s ability to raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion’s success in retaining or recruiting, or changing as required, its officers, key employees and directors, including MALKA’s ability to retain its content creators; MoneyLion’s ability to comply with the extensive and evolving laws and regulations applicable to its business; risks related to the proper functioning of MoneyLion’s IT systems and data storage, including as a result of cyberattacks and other security breaches or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property rights; MoneyLion’s ability to comply with laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting; and MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and of MoneyLion’s publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted Revenue, Adjusted Gross Profit, Adjusted Net Income and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management uses these non-GAAP measures for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes these non-GAAP measures of financial results provide relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of these non-GAAP measures to assess its financial performance. MoneyLion management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

Definitions

Adjusted Revenue: A non-GAAP measure, defined as total revenues, net plus amortization of loan origination costs less provision for loss on membership receivables and provision for loss on fees receivables, revenue derived from phased out products and non-operating income.

Adjusted Gross Profit: A non-GAAP measure, defined as gross profit less revenue derived from phased out products and non-operating income.

Adjusted EBITDA: A non-GAAP measure, defined as net income (loss) plus depreciation and amortization, interest expense related to corporate debt, change in fair value of warrants, change in fair value of subordinated convertible notes, change in fair value of contingent consideration from mergers and acquisitions, stock-based compensation, one-time transaction related expenses and other one-time expenses less origination financing cost of capital.

Adjusted Net Income (Loss): A non-GAAP measure, defined as net income (loss) plus change in fair value of warrants, change in fair value of subordinated convertible notes, change in fair value of contingent consideration from mergers and acquisitions, stock-based compensation, one-time transaction related expenses and other one-time expenses less origination financing cost of capital.

Total Originations: Defined as the dollar volume of the secured personal loans originated and Instacash advances funded within the stated period.

Total Customers: Defined as customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account or affiliate product.

Total Products: Defined as the total number of products that our Total Customers have opened including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account, affiliate product, or signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product.

MONEYLION, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2021	2020
Revenue
Net interest income on finance receivables	$7,002	$4,347
Membership subscription revenue	32,357	25,994
Affiliates income	10,900	2,234
Fee income	116,131	46,639
Other income	4,721	197
Total Revenues, net	171,111	79,411
Operating expenses
Marketing	43,170	11,060
Provision for loss on receivables	60,749	21,294
Other direct costs	8,864	4,336
Interest expense	7,251	2,950
Personnel expenses	45,878	24,200
Underwriting expenses	8,253	6,242
Information technology expenses	7,488	7,041
Bank and payment processor fees	24,565	13,737
Change in fair value of warrant liability	39,629	14,419
Change in fair value of subordinated convertible notes	41,877	4,000
Change in fair value of contingent consideration from mergers and acquisitions	6,229	-
Professional fees	19,847	8,396
Depreciation and amortization expense	2,392	1,108
Occupancy expense	997	1,233
Gain on foreign currency translation	(431)	(179)
Other operating expenses	19,172	1,155
Total operating expenses	335,930	120,992
Net loss before income taxes	(164,819)	(41,581)
Income tax (benefit) expense	56	6
Net loss	$(164,875)	$(41,587)

MONEYLION, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except per share amounts)

	December 31,	December 31,
	2021	2020
Assets
Cash, including amounts held by variable interest entities (VIEs) of $0 and $390	$201,763	$19,406
Restricted cash	44,461	1,521
Receivables	153,741	68,794
Allowance for losses on receivables	(22,323)	(9,127)
Receivables, net, including amounts held by VIEs of $0 and $52,264	131,418	59,667
Property and equipment, net	1,801	502
Intangible assets, net	25,124	9,275
Goodwill	52,541	21,565
Other assets	34,430	11,707
Total assets	$491,538	$123,643
Liabilities, Redeemable Convertible Preferred Stock, Redeemable Noncontrolling Interests and Stockholders’ Deficit
Liabilities:
Secured loans	43,591	24,395
Accounts payable and accrued liabilities	63,453	20,968
Subordinated convertible notes, at fair value	-	14,000
Related party loan	-	5,000
Warrant liability	8,260	24,667
Other debt	143,000	3,207
Total liabilities	258,304	92,237
Commitments and contingencies
Redeemable convertible preferred stock (Series A-1, A-2, A-3, B, B-2, C, C-1), $0.0001 par value; 0 and 7,471,198 shares authorized, 0 and 7,085,923 issued and outstanding at December 31, 2021 and December 31, 2020; aggregate liquidation preference of $0 and $288,183 at December 31, 2021 and December 31, 2020	-	288,183
Redeemable noncontrolling interests	-	71,852
Stockholders’ equity (deficit):
Class A Common Stock, $0.0001 par value; 2,000,000,000 and 0 shares authorized as of December 31, 2021 and December 31, 2020, respectively, 231,452,448 and 230,482,448 issued and outstanding, respectively, as of December 31, 2021 and 0 issued and outstanding as of December 31, 2020	23	-
Additional paid-in capital	708,175	-
Accumulated deficit	(465,264)	(327,629)
Treasury stock at cost, 970,000 and 44,924 shares at December 31, 2021 and December 31, 2020, respectively	(9,700)	(1,000)
Total stockholders’ equity (deficit)	233,234	(328,629)
Total liabilities, redeemable convertible preferred stock, redeemable noncontrolling interests and stockholders’ equity (deficit)	$491,538	$123,643

Non-GAAP Reconciliations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Total revenues, net	$55,562	$22,550	$171,111	$79,411
Add back:
Amortization of loan origination costs	1,461	530	2,500	1,894
Less:
Provision for loss on receivables - membership receivables	(966)	2,857	(3,170)	(1,856)
Provision for loss on receivables - fees receivables	(2,041)	(724)	(5,604)	(1,356)
Revenue derived from products that have been phased out	(5)	240	114	(1,926)
Non-operating income	(11)	(2)	(17)	(113)
Adjusted Revenue	$54,000	$25,451	$164,934	$76,053

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Total revenue, net	$55,562	$22,550	$171,111	$79,411
Less:
Cost of Sales
Bank and payment processor fees	(6,039)	(4,750)	(24,565)	(13,737)
Underwriting expenses	(2,551)	(1,689)	(8,253)	(6,242)
Provision for loss on receivables - membership receivables	(966)	2,857	(3,170)	(1,856)
Provision for loss on receivables - fees receivables	(2,041)	(724)	(5,604)	(1,356)
IT expenses	(1,859)	(1,463)	(6,352)	(5,280)
Professional fees	(1,115)	(716)	(3,574)	(2,753)
Personnel expenses	(1,030)	(851)	(3,836)	(3,513)
Other direct costs	(1,881)	(1,199)	(8,864)	(4,336)
Other operating (income) expenses	(2,423)	(55)	(2,708)	282
Gross profit	$35,656	$13,959	$104,185	$40,620
Less:
Revenue derived from products that have been phased out	(5)	240	114	(1,926)
Non-operating income	(11)	(2)	(17)	(113)
Adjusted Gross Profit	$35,640	$14,197	$104,283	$38,580

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net loss	$(27,635)	$(30,434)	$(164,875)	$(41,587)
Add back:
Change in fair value of warrant liability	(14,656)	14,647	39,629	14,419
Change in fair value of subordinated convertible notes	-	4,000	41,877	4,000
Change in fair value of contingent consideration from mergers and acquisitions	6,229	-	6,229	-
Stock-based compensation	2,613	568	5,039	1,650
One-time transaction related expenses	2,266	50	10,409	50
Other one-time expenses	537	247	(1,358)	775
Less:
Origination financing cost of capital	(3,354)	(3,174)	(12,718)	(8,409)
Adjusted Net Loss	$(33,999)	$(14,097)	$(75,768)	$(29,102)
Add back:
Depreciation and amortization expense	890	297	2,392	1,108
Interest expense related to corporate debt	1,232	634	6,179	2,950
Adjusted EBITDA	$(31,876)	$(13,166)	$(67,197)	$(25,044)